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EXHIBIT 5

June 4, 2008

Merchants Bancshares, Inc. 275 Kennedy Drive South Burlington, VT 05403

Re:	Registration Statement on Form S-8 Under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

      I have acted as counsel for Merchants Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about June 4, 2008 (the "Registration Statement").

      The Registration Statement covers the registration of 600,000 shares (the "Shares") of common stock, $0.01 par value per share of the Company ("Common Stock"), that may be sold pursuant to the Company's 2008 Stock Option Plan (the "Plan").

      I have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Plan and the Registration Statement. I have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as I have deemed necessary or appropriate to enable me to express the opinions rendered hereby. In my examination, I have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by us in original form, and the legal competence of each individual executing any document.

      I have assumed that, upon issuance of the Shares in accordance with the Plan, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

      Subject to the limitations set forth herein, I have made such examination of law as I have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.

Based upon and subject to the foregoing, I am of the opinion that:

1.	The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

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2.	The Shares, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours, /s/ F. Sheldon Prentice F. Sheldon Prentice Senior Vice President and General Counsel